Exhibit 3.1 Bylaws Amended Through April 1, 2005

BYLAWS

OF

CAPACITIVE DEIONIZATION TECHNOLOGY SYSTEMS, INC.

AMENDED THROUGH APRIL 1, 2005

BYLAWS
OF
CAPACITIVE DEIONIZATION TECHNOLOGY SYSTEMS, INC.

ARTICLE I. OFFICES

            The principal office of the corporation shall be located in the State of Texas, county of Dallas.  The Corporation may have such offices, either within or without the State of Nevada, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II. SHAREHOLDERS

            SECTION 1.   Annual Meeting.  The annual meeting of the shareholders shall be held on such date after the close of the Corporation's fiscal year, and at such time, as the Board of Directors may from time to time determine, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday in the State of Texas, such meeting shall be held on the next succeeding business day.  If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

            SECTION 2.  Special Meetings.  Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors, and shall be called by the Chairman at the request of the holders of not less than twenty percent (20%) of all outstanding shares of the Corporation entitled to vote at the meeting.

            SECTION 3.  Place of the Meeting.  The Board of Directors may designate any place, either within or without the State of Texas, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting.  If no designation is made, the place of the meeting shall be the principal office of the Corporation.

            SECTION 4.  Notice of the Meeting.  Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose of which the meeting is called, shall, unless otherwise prescribed by statue, be delivered not less than then (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the address appearing on the stock transfer book of the Corporation with postage thereon prepaid.

            SECTION 5.  Closing of Transfer Books of Fixing of Record.  For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders of any adjournment thereof, of shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case five (5) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least five (5) days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than ten (10) days and, in case of a meeting of shareholders, not more than sixty (60) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders, or shareholders entitled to received payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When the determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

            SECTION 6.  Voting List.  The officer or agent having charge of the stock transfer books or shares of the corporation shall make a complete list of shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purpose thereof.

            SECTION 7.  Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the share so represented may adjourn the meeting from to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

            SECTION 8.   Proxies.  At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact.  Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.  A meeting of the Board of Directors may be had by means of a telephone conference or similar communication equipment by which all persons participating in the meeting can hear each other, and participation in a meeting under such circumstance shall constitute presence at the meeting.

SECTION 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at the meeting of shareholders.

            SECTION 10.  Voting of Shares by Certain Holders.  Shares outstanding in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such Corporation may prescribe or, in the absence of such provision, as the Board of Directors of such Corporation by determine.

            Shares held by an administrator, executor, guardian or conservator may be voted either in person or by proxy without a transfer of such shares into his or her name.  Shares standing in the name of a fiduciary may be voted by the fiduciary, either in person or by proxy, but no trustee shall be entitled to vote shares held by the fiduciary without a transfer of such shares into the name of the fiduciary.

            Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the name of the receiver, if authority to do so shall be contained in an appropriate order of the court by which such receiver was appointed.

            A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

            Shares of its own stock belonging to the Corporation shall not be voted directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

            SECTION 11.  Informal Action by Shareholders.  Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

            SECTION 2.  Number, Tenure and Qualification.  The number of directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than three (3).  Each director shall hold office until the next annual meeting of shareholders or until a successor shall have been elected and qualified. As required by Nevada law, all Directors must be natural persons at least 18 years of age.

            SECTION 3.  Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than these Bylaws immediately after, and at the same place as, the annual meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

            SECTION 4.  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman or any two Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

            SECTION 5.  Notice.  Notice of any special meeting shall be given at least one (1) day prior thereto by written notice delivered personally or mailed to a director at his or her business address, or by telegram, or by facsimile machine, if sent to a number provided by the Director for such purpose, or by electronic mail, if sent to an electronic address provided by the Director for such purpose.  If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  If notice be given by facsimile machine or electronic mail, such notice shall be deemed delivered when sent, unless the sender shall receive an indication that the electronic transmission was not successful. Any Directors may waive notice of any meeting.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

            SECTION 6.  Quorum.  A majority of the number of Directors fixed in accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

SECTION 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

            SECTION 8.  Action Without a Meeting.  Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing setting forth the action to be taken, shall be signed before or after such action by all of the Directors.

            SECTION 9.   Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, unless otherwise provided by law.  A Director elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office.  Any Directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by shareholders.

            SECTION 10.  Compensation.  By resolution of the Board of Directors, each Director may be paid expenses, if any, for attendance at each meeting of the Board of Directors, and may be paid a stated salary as a Director, or a fixed sum for attendance at each meeting of the Board of Directors, or both.  No such payments shall preclude any Director from serving the Corporation in any other capacity and receiving compensation thereof.

            SECTION 11.  Presumption of Assent.  A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless a dissent shall be entered in the minutes of the meeting or unless the Director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right of dissent shall not apply to a Director who voted in favor of such action.

ARTICLES IV. OFFICERS

            SECTION 1.  Number.  The Officers of the Corporation shall be a President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer, Secretary, and Treasurer, each of whom shall be elected by the Board of Directors.  Such Vice Presidents, other officers and assistant officers as may be required by law or deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board.  In its discretion, the Board of Directors may leave unfilled, for any such period it may determine, any office except those of President and Secretary.  Any two of more offices may be held by the same person, except for the offices of President and Secretary, which may not be held by the same person.  Officers may be Directors or shareholders of the Corporation.

            SECTION 2.  Election and Term of Office.  The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient.  Each officer shall hold office until a successor shall have been duly elected and shall have qualified, or until death, or until the officer shall resign or shall have been removed in the manner hereinafter provided.

            SECTION 3.  Removal.  Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

            SECTION 5.  President.  The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation.  The President shall, when present, preside at all meetings the shareholders and of the Board of Directors, unless there is a Chairman of the Board, in which case the Chairman shall preside.  The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation. The President may sign any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time. In the event that the offices of President and Chief Executive Officer shall be held by different people, then the Board Of Directors may redistibute some of the above duties to the Chief Executive Officer.

            SECTION 6.  Vice Presidents and Other Officers.  In the absence of the President or in the event of death, inability or refusal to act, the Board of Directors shall authorize a Vice President to perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions of the President.  The Vice Presidents and other officers shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.

            SECTION 7.   Secretary.  The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more minute books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or required by law; (c) be custodian of the Corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of  the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.

            SECTION 8.  Treasurer.  The Treasurer, or the Chief Financial Officer if no Treasurer shall be serving, shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for money due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws, and (c) in general perform all of the duties as from time to time may be assigned by the President or by the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of duties in such sum and with such sureties as the Board of Directors shall determine.

            SECTION 9.  The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by the reason of the fact that the officer is also a Director of the Corporation.

ARTICLE V: INDEMNITY

The Corporation shall indemnify its directors, officers and employees as follows:

SECTION 1.   To the extent permitted by applicable law, every director, officer or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon them in connection with any proceeding to which they may become involved, by reason of their being or having been a Director, Officer, Employee or Agent of the Corporation or by reason of serving at the request of the Corporation as a Director, Officer, Employee or Agent of a corporation, partnership, joint venture, trust, or enterprise, or any settlement thereof, whether or not they are a Director, Officer, Employee or Agent at the time such expenses or liabilities are incurred, except in such cases wherein a Director, Officer, Employee or Agent is adjudged guilty of willful misfeasance or malfeasance in the performance of duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being in the best interest of the Corporation.

SECTION 2.   The Corporation shall provide to any person who is or was a Director, Officer, Employee, or Agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, Employee or Agent of a corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

SECTION 3. The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article V.

ARTICLE VI: CONTRACTS, LOANS, CHECKS AND DEPOSITS

            SECTION 1.  Contracts.  The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

            SECTION 2.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

            SECTION 3.  Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

            SECTION 4.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII: CERTIFICATES FOR SHARES AND THEIR TRANSFER

            SECTION 1.  Certificates for Shares.  Certificates representing shares of the Corporation shall be in the form as shall be determined by the Board of Directors.  Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal.  All certificates for shares shall be consecutively numbered or otherwise indemnified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

            SECTION 2.  Transfer of Shares.  Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.  The person on whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner for all purposes.  Provided, however, that upon any action undertaken by the shareholders to elect S Corporation Status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the Bylaws so long as said agreement is in force and effect.

ARTICLE VIII: FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December of each year.

ARTICLE IX: DIVIDENDS

            The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X: CORPORATE SEAL

            The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation and the State of the incorporation and the words, Corporate Seal.

ARTICLE XI: WAIVER OF NOTICE

            Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under provisions of the Articles of Incorporation or under provisions of the applicable Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII: AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special Meeting of the Board of Directors.

The above Bylaws are certified to have been adopted and amended by the Board of Directors as of April 1, 2005.

/s/ Phil Marshall____________
Secretary